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                                                                  Exhibit 10.3


                                FIRST AMENDMENT TO THE
                AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                              OF GREAT LAKES REIT, L.P.


      This First Amendment to the Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P. is made and entered into as of the 6th day of February, 1997 by and between Great Lakes REIT, Inc., a Maryland corporation ("GLREIT"), and GLR No. 3, a Maryland business trust ("GLR3").


                                      RECITALS:

      WHEREAS, GLREIT and GLR3 are all of the partners of a Delaware limited partnership known as Great Lakes REIT, L.P. (the "Partnership"), the business and affairs of which are conducted in accordance with the terms and conditions of a certain Amended and Restated Agreement of Limited Partnership dated as of December 19, 1996 (the "Partnership Agreement"); and

      WHEREAS, GLREIT and GLR have intended, and the Partnership Agreement expressly provides, that GLREIT, the general partner of the Partnership, will conduct all of its activities and business operations through the Partnership; and

      WHEREAS, in order to comply with the Partnership Agreement, GLREIT has transferred, or will transfer, all of its real property (the "Properties") to the Partnership; and

      WHEREAS, GLREIT has requested, but has not yet received, the consent of all third party lenders whose consent is needed before GLREIT transfers certain of the Properties to the Partnership; and

      WHEREAS, GLREIT and GLR3 desire to amend the Partnership Agreement to clarify the timing of the conduct of GLR's business operations through the Partnership; and

      NOW THEREFORE, the parties hereto hereby agree as follows:

      1. The first sentence of Section 7.8 of the Partnership Agreement shall be, and hereby is, amended to read as follows (new language is italicized):

             ON AND AFTER THE EARLIER OF THE DATE ON WHICH THE GENERAL PARTNER COMPLETES THE TRANSFER TO THE PARTNERSHIP OR THE SALE OR OTHER DISPOSITION TO A NONAFFILIATED THIRD PARTY, OF ALL REAL PROPERTIES OWNED BY THE GENERAL PARTNER AS OF DECEMBER 31, 1996, ALL activities and business operations of the General Partner, including but not limited to, activities pertaining to the acquisition, development, redevelopment and ownership of properties, shall be conducted directly or indirectly, through the Partnership or any


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      Subsidiary; any property acquisitions shall henceforth be acquired through the Partnership or any Subsidiary; and, except as provided below, any funds raised by the General Partner, whether by issuance of stock, borrowing or otherwise, will be made available to the Partnership, whether as Capital Contributions, loans, or otherwise, as appropriate.

      2. Except as set forth above, no other provision of the Partnership Agreement shall be affected, amended or modified except to the extent necessary to conform to the above amendment.

      3. The foregoing amendment has been proposed by GLREIT, in its capacity as the General Partner of the Partnership, and, on the date hereof has been unanimously approved by all of the partners of the Partnership in accordance with the provisions of Section 13.1 of the Partnership Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.


                                         GREAT LAKES REIT, INC.



                                         By: /s/ Richard A. May
                                             ---------------------------------
                                              Its:  President


                                         GLR No. 3



                                         By: /s/ Richard A. May
                                             ----------------------------------
                                              Its:  Trustee